UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2007
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)
(303) 278-8464
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.
Canyon Resources Corporation, a Delaware corporation (“Canyon Resources”) intends to distribute the materials attached as Exhibits 99.1 and 99.2 in connection with the previously announced Agreement and Plan of Merger by and among Atna Resources Ltd., a corporation incorporated under the laws of the Province of British Columbia, Atna Acquisition Ltd., a Delaware corporation and Canyon Resources. Exhibits 99.1 and 99.2 are incorporated herein by this reference.
In connection with the merger transaction, Canyon Resources will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed merger transaction as soon as practicable. Before making any voting or investment decision, stockholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction. The final proxy statement will be mailed to the stockholders of Canyon Resources. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Website.
Canyon Resources and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding Canyon Resources’ directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed merger transaction, when it becomes available.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
99.1	Merger Presentation

99.2	Merger Profile

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: November 19, 2007	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Exhibit Index
99.1	Merger Presentation

99.2	Merger Profile